Exhibit 10.4

Certain portions of this document have been omitted pursuant to Item 601(b)(10) of Regulation S-K and, where applicable, have been marked with “[*]” to indicate where omissions have been made. The marked information has been omitted because it is (i) not material and (ii) is the type that the registrant treats as private or confidential.

Amendment to Guaranty

This Amendment to Guaranty (this “Amendment”), dated as of April 13, 2026, is made by and among Thermo Funding II, LLC, a Colorado limited liability company, located at 1735 19 Street, #200, Denver, CO 80202 (“TF”), and Globalstar, Inc., a Delaware corporation located at 1351 Holiday Square Blvd. Covington, Louisiana 70433 (“Globalstar”), and solely for the purposes of Sections 23 and 24 of the Guaranty (as defined below), [*] (“[*]”).

WHEREAS, reference is made to that certain Guaranty by TF in favor of Globalstar, and solely for the purposes of Sections 23 and 24, [*], dated December 7, 2023, pursuant to which TF guaranteed to Globalstar the payment and performance of certain obligations related to Globalstar’s commercial relationship with [*] (as amended, the “Guaranty”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Guaranty.

WHEREAS, substantially concurrently with the execution of this Amendment, Globalstar, Amazon.com, Inc., a Delaware corporation (“Parent”), Grapefruit Acquisition Sub I, Inc., a Delaware corporation (“Acquisition Sub I”) and Grapefruit Acquisition Sub II, LLC, a Delaware limited liability company (“Acquisition Sub II”) have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or modified from time to time, the “Merger Agreement”), pursuant to which, among other things, (i) Acquisition Sub I shall merge with and into Globalstar (the “First Merger”), with Globalstar surviving the First Merger as a direct wholly-owned subsidiary of Parent (the “Surviving Corporation”), and (ii) immediately following the First Merger, the Surviving Corporation shall merge with and into Acquisition Sub II (the “Second Merger”), with Acquisition Sub II surviving the Second Merger as a direct wholly-owned subsidiary of Parent. In connection therewith, the parties hereto desire to provide for the automatic termination of the Guaranty at the closing of the First Merger, subject to the terms and conditions set forth herein.

WHEREAS, [*] and Globalstar are party to (i) the Prepayment Agreement dated as of February 25, 2023, as amended and (ii) the Prepayment Agreement between Globalstar and [*] dated as of November 5, 2024, as amended, in each case as in effect on the date hereof (the “2023 and 2024 Prepayment Agreements”).

WHEREAS, substantially concurrently with the execution of this Amendment, Parent and [*] will enter into that certain Prepayment Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Assumed Prepayment Agreement”), which, subject to the terms and conditions set forth therein, replaces and supersedes the 2023 and 2024 Prepayment Agreements.

NOW THEREFORE, for good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties agree as follows:

1. Amendment to Guaranty

(a) The Guaranty is hereby amended to add to the end of Section 1(c) of the Guaranty: “In addition, this Guaranty and the obligations hereunder, including the guaranty of the Guaranteed Obligations, shall terminate and be of no further force or effect immediately upon the date on which the Assumed Prepayment Agreement (as defined in that certain Amendment to Guaranty, dated as of April 13, 2026 (the “Guaranty Amendment”), by and between TF and [*]), replaces and supersedes the 2023 and 2024 Prepayment Agreements, which shall be the date of the closing of the merger of Grapefruit Acquisition Sub I, Inc., a Delaware corporation (“Acquisition Sub I”) with and into Globalstar (the “First Merger”) with Globalstar surviving the First Merger as a direct wholly-owned subsidiary of Amazon.com, Inc., a Delaware corporation (“Parent”), in accordance with the terms of the Agreement and Plan of Merger, dated as of April 13, 2026, by and among Globalstar, Parent, Acquisition Sub I and Grapefruit Acquisition Sub II, LLC, a Delaware limited liability company (“Acquisition Sub II”) (provided that the first recoupment or repayment under the Assumed Prepayment Agreement has been made by Parent, which is required to be made on the date of the First Merger); provided, that the termination effected by this sentence shall be of no force or effect, and the obligations of TF under this Guaranty shall be automatically reinstated, if the First Merger has not been consummated by 11:59 p.m. (New York City time) on April 13, 2028.”

(b) [*] hereby irrevocably and unconditionally consents to this Amendment, with respect to its rights pursuant to Section 23 and 24 of the Guaranty.

(c) This Amendment is limited as specified herein and shall not otherwise constitute a modification or waiver of any other provision of the Guaranty, all of which other provisions are hereby ratified and confirmed and remain in full force and effect.

(d) This Amendment (including, without limitation, the validity, construction, effect or performance hereof and any remedies hereunder or related hereto) and all claims, obligations, liabilities, causes of action or proceedings (in each case, whether at law or in equity, and whether sounding in contract, tort, statute or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Amendment, or the negotiation, execution, performance or breach (whether willful, intentional, unintentional or otherwise) of this Amendment, including, without limitation, any representation or warranty made or alleged to be made in, in connection with, or as an inducement to, this Amendment (each of such above-described legal, equitable or other theories or sources of liability, a “Claim”) shall be governed by the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York. Each of the parties hereto (for itself and on behalf of its successors and permitted assigns and any person claiming by, through or on behalf of any of them) irrevocably agrees that any permitted Claim shall be brought exclusively in the state and federal courts located in the City, County and State of New York.

(e) This Amendment may be executed and delivered (including by facsimile transmission or via portable document format (.pdf) or similar electronic means) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include any electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record, and deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar State laws based on the Uniform Electronic Transactions Act.

(f) No amendment, waiver, supplement or modification of any provision of this Amendment will be valid and binding unless it is in writing and signed, in the case of an amendment, supplement or modification, by TF, Globalstar and [*] or, in the case of waiver, by the party or parties against whom the waiver is to be effective. No waiver by any party hereto of any breach or violation of, or default under, this Amendment, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Subject to the terms hereof, no delay or omission on the part of any party hereto in exercising any right, power or remedy under this Amendment will operate as a waiver thereof.

(g) This Amendment, along with the Guaranty, together with any documents referenced herein or therein constitute the complete and exclusive agreement among the parties superseding all contemporaneous and prior agreements (written and oral) and all other communications among them relating to its subject matter. The parties acknowledge that they are not relying on any written or oral agreement, representation, warranty, or understanding of any kind made by any of the parties or any employee or agent of the parties except this Amendment and the Guaranty.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties has duly executed and delivered this Amendment through its undersigned designee duly authorized to be effective as of the date first above written.

Thermo Funding II, LLC

By /s/ James Monroe III
Name: James Monroe III
Title: Manager

Globalstar, Inc.

By: /s/ Rebecca S. Clary
Name: Rebecca S. Clary
Title: Vice President & Chief Financial Officer

[*]

By: /s/
Name: Authorized Signatory
Title: